UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 6, 2019

3M COMPANY

(Exact Name of Registrant as Specified in Its Charter)

Delaware	File No. 1-3285	41-0417775
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3M Center, St. Paul, Minnesota		55144-1000
(Address of Principal Executive Offices)		(Zip Code)

(Registrant’s Telephone Number, Including Area Code) (651) 733-1110

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $.01 Per Share	MMM	New York Stock Exchange, Inc.
	MMM	Chicago Stock Exchange, Inc.
1.500% Notes due 2026	MMM26	New York Stock Exchange, Inc.
Floating Rate Notes due 2020		New York Stock Exchange, Inc.
0.375% Notes due 2022	MMM22A	New York Stock Exchange, Inc.
0.950% Notes due 2023	MMM23	New York Stock Exchange, Inc.
1.750% Notes due 2030	MMM30	New York Stock Exchange, Inc.
1.500% Notes due 2031	MMM31	New York Stock Exchange, Inc.

Note: The common stock of the Registrant is also traded on the SWX Swiss Exchange.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the exchange Act.     ☐

Item 8.01. Other Events

Michael F. Roman, Chairman and Chief Executive Officer, adopted a prearranged trading plan on November 6, 2019, in accordance with guidelines specified by Rule 10b5-1 under the Securities Exchange Act of 1934, and 3M Company’s policies regarding transactions in 3M securities by insiders.

Rule 10b5-1 plans permit insiders to sell a specified portion of their holdings at a specified time or over a specified period of time pursuant to a written plan established at a time when the insider is not in possession of material non-public information.  A Rule 10b5-1 plan offers an opportunity for an insider to provide for future transactions without concern about unforeseen future events that may be considered material non-public information at the time those transactions occur.  A Rule 10b5-1 plan may, for example, allow an insider to exercise, on specified future dates, an employee stock option that may be nearing expiration, and simultaneously sell some or all of the shares underlying the option to generate the cash needed to pay the exercise price of the option and related income tax obligations.  In the absence of a Rule 10b5-1 plan, an insider may be prohibited by insider trading rules from selling the option stock to pay the option exercise price and the related taxes, effectively depriving the insider of the ability to realize the benefit of the option.

Mr. Roman’s plan contemplates (A) the exercise of two fully vested employee stock options to purchase a total of 18,973 shares of 3M common stock, in each case provided that the market price of 3M common stock exceeds the exercise price of the option at the time of exercise, and (B) the sale of all of the shares underlying one of the options, and the sale of a sufficient number of shares underlying the other option to pay the exercise price of that option and related tax withholding obligations.   All transactions under the plan, if they occur, are expected to be completed by May 4, 2020.  Mr. Roman is and, assuming execution of the transactions contemplated by the plan, would remain above the minimum stock ownership thresholds established by the Company for its executive officers.  Any transactions under the plan will be disclosed publicly on Form 4 and, if applicable, in a Form 144, in each case as filed with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

3M COMPANY

By:	/s/ Ivan K. Fong
Ivan K. Fong, Senior Vice President, General Counsel & Secretary

November 6, 2019